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Contact:	Donald P. Zerio
	Vice President, Finance, Chief Financial Officer	April 19, 2016
	(408) 432-1900	NATIONAL DISTRIBUTION

LINEAR TECHNOLOGY REPORTS SEQUENTIAL INCREASES IN REVENUE, NET INCOME, AND EARNINGS PER SHARE

Milpitas, California, April 19, 2016, Linear Technology Corporation (NASDAQ:LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today reported financial results for the fiscal quarter ended April 3, 2016.  Quarterly revenues of $361.1 million for the third quarter of fiscal year 2016 increased $14.0 million or 4.0% over the previous quarter's revenue of $347.1 million and decreased $10.9 million or 2.9% from $372.0 million reported in the third quarter of fiscal year 2015.  Net income of $128.4 million increased $6.9 million or 5.6% over the previous quarter’s net income of $121.5 million and decreased $6.8 million or 5.0% from the third quarter of fiscal year 2015.    Diluted earnings per share of $0.52 per share in the third quarter of fiscal year 2016 increased $0.02 per share or 4% over the second quarter of fiscal year 2016 and decreased $0.03 per share or 5% from the third quarter of fiscal year 2015.

Cash, cash equivalents and marketable securities increased by $55.3 million over the second quarter of fiscal year 2016 to $1.36  billion.  A cash dividend of $0.32 per share will be paid on May 25, 2016 to stockholders of record on May 13, 2016.  During the third quarter the Company generated positive cash flows from operations of $177.4 million or 49% of total revenues.  During the third quarter of fiscal year 2016 the Company returned $110.8 million to shareholders in the form of dividends of $78.2 million, representing $0.32 per share, and stock purchases of $32.6 million totaling 0.8 million shares.

According to Lothar Maier, CEO, “We are pleased to report strong financial results for our fiscal third quarter.  Revenue for the quarter came in at the upper range of our guidance, growing 4% to $361.1 million.  Growth for the quarter was led by higher sales into the Industrial and Transportation markets though Communications showed improvement as well.  Our industry leading gross margin improved to 76.2% and operating margin improved to 45.0%.  Earnings per share were $0.52, up from $0.50 per share reported in the prior quarter.

Looking ahead, the headlines suggest that the macroeconomic climate continues to be weak overall and we continue to see some weakness in our business in certain geographies and markets.   Nevertheless, we are seeing signs of improvement over our broad base of customers and the Transportation market in particular continues to fuel strong growth for us.  In addition, we saw higher bookings in our two other major markets, Industrial and Communications. Assuming our bookings rate stays near the current level, we are forecasting revenue to be up 2% to 5% sequentially in our fiscal fourth quarter.”

Supplemental financial information for bookings by end market and revenue by geography is available under the Investor Relations section that can be accessed through www.linear.com

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements.  In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated trends in our revenue and our expectations regarding the duration of the weak cycle are forward-looking statements.  The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general and country specific conditions in the world economy and financial markets and other factors described in our 10-K for the year ended June 28, 2015.

Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, April 20, 2016 at 8:30 a.m. Pacific Coast Time.  Those investors wishing to listen in may call (212) 231-2912, or toll free (800) 954-0648 before 8:15 a.m. to be included in the audience.  There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com.  A replay of the conference call will be available from April 20, 2016 through April 27, 2016. You may access the archive by calling (402) 977-9140 or toll free (800) 633-8284  and entering reservation #21807934.  An archive of the webcast will also be available at www.linear.com and www.streetevents.com for one year following the date of this call.

Linear Technology Corporation, a member of the S&P 500, has been designing, manufacturing and marketing a broad line of high performance analog integrated circuits for major companies worldwide for over three decades. The Company’s products provide an essential bridge between our analog world and the digital electronics in communications, networking, industrial, automotive, computer, medical, instrumentation, consumer, and military and aerospace systems. Linear Technology produces power management, data conversion, signal conditioning, RF and interface ICs, µModule® subsystems, and wireless sensor network products. For more information, visit www.linear.com

For further information contact Donald P. Zerio at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, California 95035-7417, (408) 432-1900.

LINEAR TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

U.S. GAAP (unaudited)

	Three Months Ended			Nine Months Ended
	April 3,	January 3,	March 29,	April 3,	March 29,
	2016	2016	2015	2016	2015

Revenues	$361,125	$347,128	$372,021	$1,050,170	$1,095,656
Cost of sales(1)	85,960	84,384	89,147	255,549	264,880
Gross profit	275,165	262,744	282,874	794,621	830,776
Expenses:
Research and development (1)	69,645	69,884	67,100	206,131	197,801
Selling, general and administrative(1)	43,042	43,403	42,221	126,638	126,847
Total operating expenses	112,687	113,287	109,321	332,769	324,648
Operating income	162,478	149,457	173,553	461,852	506,128
Interest income and other income	1,593	1,521	881	4,101	1,715
Income before income taxes	164,071	150,978	174,434	465,953	507,843
Provision for income taxes	35,679	29,446	39,247	103,982	119,595
Net income	$128,392	$121,532	$135,187	$361,971	$388,248

Earnings per share:
Basic	$0.53	$0.50	$0.55	$1.48	$1.59
Diluted	$0.52	$0.50	$0.55	$1.48	$1.58

Shares used in determining earnings per share:
Basic	244,524	244,591	244,286	244,629	244,181
Diluted	244,764	244,880	245,084	244,963	245,117

Includes the following non-cash charges:
(1) Stock-based compensation
Cost of sales	$2,460	$2,557	$2,240	$7,359	$6,563
Research and development	11,477	11,731	10,447	34,130	30,588
Selling, general and administrative	5,923	5,968	5,394	17,529	15,796

LINEAR TECHNOLOGY CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

U.S. GAAP (unaudited)

	April 3,	June 28,
As of	2016	2015
Assets
Cash, cash equivalents and marketable securities	$1,363,047	$1,202,722
Accounts receivable, net of allowances ($1,651) and ($1,651 at June 28, 2015)	152,891	179,264
Inventories	94,213	99,861
Deferred tax assets and other current assets	99,735	102,905
Total current assets	1,709,886	1,584,752

Property, plant and equipment, net	285,059	287,742
Other noncurrent assets	9,935	11,585
Total assets	$2,004,880	$1,884,079

Liabilities
Accounts payable	$22,216	$17,608
Accrued income taxes, payroll and other accrued liabilities	103,883	118,450
Deferred income on shipments to distributors	48,410	46,860
Total current liabilities	174,509	182,918

Deferred tax and other noncurrent liabilities	147,048	123,234

Stockholders’ equity
Common stock and additional paid-in capital	2,109,314	2,052,490
Accumulated deficit	(426,697)	(475,124)
Accumulated other comprehensive income, net of tax	706	561
Total stockholders’ equity	1,683,323	1,577,927
	$2,004,880	$1,884,079

LINEAR TECHNOLOGY CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	April 3,	January 3,	March 29,	April 3,	March 29,
	2016	2016	2015	2016	2015
Cash flow from operating activities:
Net income	$128,392	$121,532	$135,187	$361,971	$388,248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,612	12,779	13,592	38,639	40,361
Stock-based compensation	19,860	20,256	18,081	59,018	52,947
Excess tax benefit from stock-based compensation	(75)	(3,053)	(4,223)	(4,755)	(8,973)
Change in operating assets and liabilities	16,612	5,486	(9,416)	55,270	(35,029)

Cash provided by operating activities	177,401	157,000	153,221	510,143	437,554

Cash flow from investing activities:
Net (purchases) and proceeds from sales and maturities of available-for-sale securities	17,837	(104,339)	8,990	(106,306)	(73,068)
Purchase of property, plant and equipment	(13,194)	(10,952)	(11,046)	(34,306)	(54,164)

Cash provided by (used in) investing activities	4,643	(115,291)	(2,056)	(140,612)	(127,232)

Cash flow from financing activities:
Excess tax benefit from stock-based compensation	75	3,053	4,223	4,755	8,973
Issuance of common stock under employee stock plans	—	11,976	10,998	16,229	26,413
Purchase of common stock	(32,578)	(22,598)	(23,202)	(111,733)	(91,997)
Payment of cash dividends	(78,181)	(73,498)	(73,406)	(224,991)	(204,967)

Cash used in financing activities	(110,684)	(81,067)	(81,387)	(315,740)	(261,578)

(Decrease) increase in cash and cash equivalents	71,360	(39,358)	69,778	53,791	48,744
Cash and cash equivalents, beginning of period	178,110	217,468	136,289	195,679	157,323
Cash and cash equivalents, end of period	$249,470	$178,110	$206,067	$249,470	$206,067